UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2006

VISKASE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	3089	95-2677354
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8205 South Cass Avenue, Suite 115, Darien, Illinois	60561
(Address of principal executive offices)	(Zip Code)

(630) 874-0700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 7, 2006, Viskase Companies, Inc. (the “Company”) entered into a Series A Preferred Stock Purchase Agreement (the “SPA”) with Koala Holding LLC (“Koala”), Grace Brothers, Ltd. (“Grace Brothers”) and Northeast Investors Trust (“Northeast” and together with Koala and Grace Brothers, the “Investors”), pursuant to which the Investors agreed to purchase 12,307,692 shares of Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), of the Company at a purchase price of $1.95 per share. Koala agreed to purchase 10,769,231 shares for a purchase price of $21,000,000.45, Grace Brothers agreed to purchase 1,025,641 shares for a purchase price of $1,999,999.95 and Northeast agreed to purchase 512,820 shares for a purchase price of $999,999.00. Koala is an affiliate of Carl C. Icahn. Other affiliates of Mr. Icahn own 2,868,005 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”). Grace Brothers and Northeast also own Common Stock. The closing of the purchase and sale of the Series A Preferred Stock under the SPA occurred on November 8, 2006. The issuance of the Series A Preferred Stock pursuant to the SPA was made without registration in accordance with Section 4(2) of the Securities Act of 1933. The SPA is attached to this report as exhibit 10.1 and is incorporated herein by reference.

Under the terms of the SPA, the Company has agreed to use commercially reasonable efforts to initiate a rights offering by no later than February 5, 2007 and to complete the rights offering by no later than May 6, 2007. The rights are expected to be outstanding for a period of sixty (60) days after the initiation of the rights offering. Pursuant to the rights offering, the Company would offer up to 12,307,692 shares of Common Stock at a purchase price of $1.95 per share. If the holders of rights, other than the Investors, exercise rights for $10,000,000 or more of Common Stock, then the Investors are required to exercise a ratable portion of their rights equal to the percentage of rights exercised by non-Investor holders of rights. The proceeds of such rights offering are required to be used to redeem Series A Preferred Stock.

The Series A Preferred Stock has an aggregate initial liquidation preference of $24,000,000. Each share of Series A Preferred Stock purchased pursuant to the SPA will accrue a minimum dividend of $0.219375 from the date of issuance to the earlier of the expiration or earlier termination of the rights offering or the six-month anniversary of the date of issuance. Thereafter, such shares will accrue dividends at the rate of 15% per annum. At the discretion of the Company, dividends on the Series A Preferred Stock may be paid in additional shares of Series A Preferred Stock in lieu of cash dividends. The holders of the Series A Preferred Stock are entitled to vote their shares on an as-converted basis as a single class together with the holders of the Common Stock. The ability of the Company to declare or pay dividends on the Common Stock will be restricted in the event that the Company fails to declare and pay full dividends on the Series A Preferred Stock.

The Series A Preferred Stock is both redeemable and convertible into common stock. Beginning on the six-month anniversary of the closing date, (i) the Series A Preferred Stock is convertible into Common Stock at the election of the holder at a conversion price of $1.365 per share and (ii) the Series A Preferred Stock is convertible into Common Stock in whole upon the written request of the holders of at least a majority of the outstanding Series A Preferred Stock at a conversion price of $1.365 per share. Provided that the rights offering has been initiated no later than ninety (90) days after the date of initial issuance of the Series A Preferred Stock, the Series A Preferred Stock not redeemed from the proceeds of the rights offering will, shortly after the expiration or early termination of the rights offering, automatically convert into Common Stock at a conversion price of $1.365 per share. The conversion prices are subject to anti-dilution adjustments.

The Company is required to redeem Series A Preferred Stock with the proceeds from the rights offering. In addition, the Series A Preferred Stock is redeemable at the election of the Company, and the holders shall have the right to require the Company to redeem Series A Preferred Stock, at any time after September 30, 2011. The redemption price is the liquidation preference plus accrued but unpaid dividends.

The holders of Series A Preferred Stock will have the registration rights set forth in that certain Registration Rights Agreement entered into on November 7, 2006 by and between the Company and the Investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company is obligated to provide demand, piggyback and shelf resale registration rights for the Registrable Securities (as defined therein), in each case, subject to the terms and conditions set forth therein. The Registration Rights Agreement is attached to this report as exhibit 10.2 and is incorporated herein by reference.

On November 6, 2006, the Company completed its consent solicitation of the holders of its 11.5% Senior Secured Notes due 2011 to the proposed amendments of certain provisions of the (a) Indenture, dated as of June 29, 2004, among the Company and LaSalle Bank National Association, as Trustee and Collateral Agent, (b) Security Agreement, dated as of June 29, 2004, among the Company and LaSalle Bank National Association, as Collateral Agent and (c) Intercreditor Agreement, dated as of June 29, 2004, among the Company, the Collateral Agent and Wells Fargo Foothill, Inc. Accordingly, on November 7, 2006, the Company entered into a First Supplemental Indenture with LaSalle Bank National Association, as Trustee and Collateral Agent, a First Amendment to Security Agreement with the Collateral Agent, and a First Amendment to Intercreditor Agreement with the Collateral Agent and Wells Fargo Foothill, Inc. These amendments, among other things, increase the general indebtedness basket and the foreign subsidiary investment basket, revise the terms upon which the Company’s 8% Subordinated Notes due 2008 may be redeemed, make conforming amendments for the possible issuance of additional 11½ Senior Secured Notes due 2011 to refinance the 8% Subordinated Notes due 2008 and make conforming changes for the issuance of the Series A Preferred Stock and the completion of the rights offering. The Company also entered into a Consent and Second Amendment to Loan and Security Agreement with Wells Fargo Foothill, Inc. on November 7, 2006, amending that certain Loan and Security Agreement dated as of June 29, 2004. This amendment, among other things, increases the existing general indebtedness basket and makes conforming amendments to permit the issuance of the Series A Preferred Stock and the completion of the rights offering. A copy of the First Supplemental Indenture is attached to this report as exhibit 4.1 and is incorporated herein by reference. Copies of the First Amendment to Security Agreement, First Amendment to Intercreditor Agreement and Consent and Second Amendment to Loan and Security Agreement are attached to this report as exhibits 10.3 through 10.5 and are incorporated herein by reference.
The foregoing description does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreements, copies of which are filed as exhibits hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference. Pursuant to the Certificate of Designations discussed in Item 5.03, which is attached to this report as exhibit 3.1 and incorporated herein by reference, the Company will be required to redeem certain shares of Series A Preferred Stock with the proceeds of the rights offering discussed in Item 1.01 (the “Mandatory Redemption”). Provided that the rights offering has been initiated no later than ninety (90) days after the date of the initial issuance of the Series A Preferred Stock, each share of Series A Preferred Stock not redeemed pursuant to the Mandatory Redemption will, shortly after the expiration or early termination of the rights offering, automatically convert into shares of Common Stock at a conversion price of $1.365 per share. The Company also has the right to redeem, and each Series A Preferred Stock holder has the right to require the Company to redeem, each share of Series A Preferred Stock outstanding at any time after September 30, 2011 for $1.95 per share plus all accrued but unpaid dividends thereon, subject to such holder’s conversion rights.

Item 3.02	Unregistered Sales of Equity Securities.

See Items 1.01 and 2.03, which are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

See Items 1.01 and 2.03, which are incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

See Item 1.01, which is incorporated herein by reference. Pursuant to the SPA, Koala acquired 10,769,231 shares of Series A Preferred Stock. Koala paid for its shares of Series A Preferred Stock from its working capital. Koala is an affiliate of Carl C. Icahn. Other affiliates of Mr. Icahn own 2,868,005 shares of Common Stock, or approximately 28.9% of the Company’s 9,936,775 outstanding shares of Common Stock. The shares of Series A Preferred Stock vote on an as-converted basis and accordingly are initially entitled to approximately 1.5893 votes per share. A total of 12,307,692 shares of Series A Preferred Stock were issued pursuant to the SPA and have an initial total of 19,560,440 votes. Koala’s shares of Series A Preferred Stock have an initial total of 17,115,385 votes. As a result of the foregoing, Mr. Icahn is the beneficial owner of shares of capital stock having a total of 19,983,390 votes, or approximately 67.7% of the aggregate total of 29,497,215 votes. In the event that Koala and its affiliates beneficially own less than a majority of the outstanding Common Stock on a fully diluted basis following the completion of the rights offering and the related conversion of the Series A Preferred Stock, Koala shall have the option to purchase such number of shares of Common Stock at a purchase price of $1.95 per share as is necessary for Koala and its affiliates to own 50.1% of the outstanding Common Stock on a fully diluted basis. Prior to the consummation of the transactions contemplated by the SPA, the Company did not have a controlling stockholder.

As discussed below in Item 5.02, on November 8, 2006, the Company’s Board of Directors (the “Board”) expanded the size of the Board from five to seven and elected two additional directors. However, the election of these directors was not a condition of Koala’s obligations under the SPA or done pursuant to any other arrangement between the Company and Koala or its affiliates.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2006, the Board expanded the size of the Board from five to seven and elected Peter K. Shea and SungHwan Cho to the Board. Mr. Shea is an independent consultant to various companies and an advisor to private equity firms. Mr. Cho is employed by Icahn Associates Corp., an affiliate of Carl C. Icahn. Neither Mr. Shea nor Mr. Cho has been named to any committees of the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2006, the Company filed a Certificate of Designations of Series A Preferred Stock with the Secretary of State of the State of Delaware, designating 15,000,000 shares of the authorized and unissued preferred stock of the Company as Series A Preferred Stock. The Certificate of Designations fixes the powers, designations, preferences and rights of the Series A Preferred Stock, and a copy is attached hereto as exhibit 3.1 and incorporated herein by reference.

On November 8, 2006, the Company adopted Amended and Restated Bylaws to increase the number of directors constituting the entire Board from five to seven. A copy of the Amended and Restated Bylaws is attached hereto as exhibit 3.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Designations of Series A Preferred Stock

3.2	Amended and Restated Bylaws of the Company

4.1	First Supplemental Indenture, dated as of November 7, 2006, by and between the Company and LaSalle Bank National Association, as Trustee and Collateral Agent

10.1	Series A Preferred Stock Purchase Agreement, dated as of November 7, 2006, by and between the Company and the Investors.

10.2	Registration Rights Agreement, dated as of November 7, 2006, by and between the Company and the Investors

10.3	First Amendment to Security Agreement, dated as of November 7, 2006, by and between the Company and LaSalle Bank National Association, as Collateral Agent

10.4	First Amendment to Intercreditor Agreement, dated as of November 7, 2006, by and among Wells Fargo Foothill, Inc., LaSalle Bank National Association, as Collateral Agent, and the Company

10.5	Consent and Second Amendment to Loan and Security Agreement, dated as of November 7, 2006, by and between the Company and Wells Fargo Foothill, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISKASE COMPANIES, INC.

By:	/s/ Gordon S. Donovan
Gordon S. Donovan
Vice President and Chief Financial Officer

Date: November 13, 2006